INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 14 to the Registration Statement under the Securities Act of 1933, filed under Registration Statement No. 33-16665 of our report dated December 7, 1998, relating to Carillon Capital Fund of Carillon Investment Trust incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement, and to the references to us under the captions "Financial Highlights" and "Additional Information" in such Registration Statement.

/s/ Deloitte & Touche LLP


Dayton, Ohio
May 10, 1999